UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): April 5, 2006
UST INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	0-17506	06-1193986

(State or Other Jurisdiction of	(Commission	I.R.S. Employer
Incorporation)	File Number)	Identification No.)

100 West Putnam Avenue, Greenwich, Connecticut	06830

(Address of Principal Executive Offices)	(Zip Code)
(203) 661-1100

(Registrant’s Telephone Number, Including Area Code)
None

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01. Entry into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EX-10.1: DIRECTOR DEFERRAL PROGRAM

Item 1.01. Entry into a Material Definitive Agreement.
As described in the Company’s Current Report on Form 8-K dated April 13, 2005 (the “2005 8-K”) the Board of Directors (the “Board”) of UST Inc. (the “Company”) approved the UST Inc. Director Deferral Program (the “Plan”) allowing for the deferral of non-employee director annual stock awards under the UST Inc. 2005 Long-Term Incentive Plan effective April 7, 2005. A summary of the terms of the Plan was filed as Exhibit 10.1 to the 2005 8-K. A final document governing the Plan was not adopted at that time, as regulations under Section 409A of the Internal Revenue Code of 1986, as amended, had not yet been promulgated. Since then, the Treasury Department has issued additional guidance and on April 5, 2006, the Compensation Committee of the Board approved the final document governing the terms of the Plan.
A copy of the Plan is filed as Exhibit 10.1 hereto and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits
Exhibit 10.1 UST Inc. Director Deferral Program

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 10, 2006	UST INC.

	By:	/s/ Richard A. Kohlberger

	Name:	Richard A. Kohlberger
	Title:	Senior Vice President, General Counsel and Secretary